As filed with the Securities and Exchange Commission on August 10, 2011

Registration No. 333-165030

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNITED ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0575839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21301 Burbank Boulevard, Woodland Hills, California 91367

(Address of principal registered offices) (Zip Code)

UNITED ONLINE, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

MARK R. GOLDSTON

Chairman, President and Chief Executive Officer

United Online, Inc.

21301 Burbank Boulevard

Woodland Hills, California 91367

(Name and address of agent for service)

(818) 287-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF PREVIOUSLY REGISTERED SHARES

On February 23, 2010, United Online, Inc. (the “Registrant”) filed a Form S-8 Registration Statement, Registration No. 333-165030 (the “Registration Statement”), pursuant to which the Registrant registered 975,000 shares of its Common Stock for issuance under the United Online, Inc. 2001 Employee Stock Purchase Plan (the “Plan”).  As of the date hereof, all of the shares registered under the Registration Statement with respect to the Plan remain unissued (the “Unissued Shares”).

The Registrant is hereby filing this Post-Effective Amendment to the Registration Statement in order to deregister the Unissued Shares.

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SIGNATURES

The Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-165030 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on August 9, 2011.

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston

Mark R. Goldston
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement No. 333-165030 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark R. Goldston	Chairman, President and Chief Executive Officer	August 9, 2011
Mark R. Goldston	(Principal Executive Officer)

/s/ Neil P. Edwards	Acting Chief Financial Officer	August 9, 2011
Neil P. Edwards	(Principal Financial Officer and Principal Accounting Officer)

*	Director	August 9, 2011
James T. Armstrong

*	Director	August 9, 2011
Robert Berglass

*	Director	August 9, 2011
Kenneth L. Coleman

*	Director	August 9, 2011
Dennis Holt

*	Director	August 9, 2011
Howard G. Phanstiel

*	Director	August 9, 2011
Carol A. Scott

* By:	/s/ Mark R. Goldston
Mark R. Goldston
Attorney-in-Fact pursuant to a Power of Attorney executed in connection with the Registration Statement filed on February 23, 2010

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